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                                                                      EXHIBIT 23



                              Accountants' Consent
                              --------------------


The Board of Directors and Stockholders
York International Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (File No. 33-25440 1989 Employee Stock Option Plan, File No. 333-2384 Amended and Restated 1992 Omnibus Stock Plan, File No. 33-64684 1992 Omnibus Stock Plan and 1992 Employee stock Purchase Plan, File No. 333-73077 York International Corporation Investment Plan, File No. 333-73079 Bristol Compressors Thrift and Retirement Plan and File No. 333-73081 Yok International Corporation Investment Plan for Puerto Rico) of York International Corporation of our reports dated February 15, 1989, relating to the consolidated balance sheets of York International Corporatino and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1998 and the related financial statement schedule, which reports appear in or are incorporated by reference in the December 31, 1998 annual report on Form 10-K of York International Corporation.

KPMG LLP


/S/ KPMG LLP


Harrisburg, Pennsylvania
March 26, 1999